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 TOMMY HILFIGER U.S.A., INC. ANNOUNCES INTENT TO SEEK VOLUNTARY WITHDRAWAL FROM
    LISTING OF ITS 9% SENIOR BONDS DUE 2031 FROM THE NEW YORK STOCK EXCHANGE

NEW YORK, May 31, 2006 -- Tommy Hilfiger U.S.A., Inc. (the "Company"), a wholly owned subsidiary of Tommy Hilfiger Corporation (formerly NYSE: TOM), announced today that it intends to seek voluntary withdrawal from listing of its 9% Senior Bonds due 2031 (the "2031 Senior Bonds") from the New York Stock Exchange, Inc. (the "NYSE"). The Company has not arranged for listing or registration of the 2031 Senior Bonds on another national securities exchange or for quotation of the 2031 Senior Bonds in a quotation medium. The Company is seeking the voluntary withdrawal from listing of the 2031 Senior Bonds in connection with the recent completion of the merger of Tommy Hilfiger Corporation with an affiliate of funds advised by Apax Partners, a leading global private equity firm (the "Merger"). In connection with the Merger, on May 26, 2006, the Company accepted for payment all of its 2031 Senior Bonds that were validly tendered and not properly withdrawn prior to the expiration of the tender offer and consent solicitation for the 2031 Senior Bonds.

Tommy Hilfiger U.S.A., Inc., incorporated in Delaware, is a direct wholly owned subsidiary of Tommy Hilfiger Corporation, which is owned by funds advised by Apax Partners. Tommy Hilfiger Corporation, through its subsidiaries, designs, sources and markets men's and women's sportswear, jeanswear and childrenswear. Tommy Hilfiger Corporation's brands include Tommy Hilfiger and Karl Lagerfeld. Through a range of strategic licensing agreements, Tommy Hilfiger Corporation also offers a broad array of related apparel, accessories, footwear, fragrance, and home furnishings. Tommy Hilfiger Corporation's products can be found in leading department and specialty stores throughout the United States, Canada, Europe, Mexico, Central and South America, Japan, Hong Kong, Australia and other countries in the Far East, as well as the Tommy Hilfiger Corporation's own network of outlet and specialty stores in the United States, Canada and Europe.

Apax Partners is one of the world's leading private equity investment groups. It operates across the United States, Europe, Israel and Asia and has more than 30 years of investing experience. Funds under the advice of Apax Partners total $20 billion around the world. These Funds provide long-term equity financing to build and strengthen world-class companies. Apax Partners Funds invest in companies across its global sectors of Tech & Telecom, Retail & Consumer, Media, Healthcare and Financial & Business Services. Examples of retail and consumer investments include: Phillips-Van Heusen, Tommy Bahama, Spyder Active Sports, Dollar Tree Stores, The Children's Place, Charlotte Russe and New Look. For more information visit: www.apax.com.

Safe Harbor Statement

Statements made by the Company and Tommy Hilfiger Corporation that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are indicated by words or phrases such as "anticipate," "estimate," "project," "expect," "believe" and similar words or phrases. Such statements are based on current expectations and are subject to certain risks and uncertainties, many of which are beyond our control including, but not limited to, the overall level of consumer spending on apparel; the financial strength of the retail industry generally and Tommy Hilfiger Corporation's customers, distributors, and licensees in particular; changes in trends in the market segments and geographic areas in which Tommy Hilfiger Corporation competes; the level of demand for Tommy Hilfiger Corporation products; actions by our major customers or existing or new competitors; the effect of Tommy Hilfiger Corporation's strategy to reduce U.S. distribution in order to bring supply and demand into balance; changes in currency and interest rates; changes in applicable tax laws, regulations and treaties; changes in economic or political conditions or trade regulations in the markets where Tommy Hilfiger Corporation sells or sources its products; the effects of any consolidation of Tommy Hilfiger Corporation's facilities and actions to reduce selling, general and administrative expenses; the ability to satisfy closing conditions in connection with Tommy Hilfiger Corporation's merger agreement; the outcome of the class action lawsuits against Tommy Hilfiger Corporation and Tommy Hilfiger Corporation's discussions with the Hong Kong Inland Revenue Department and other tax authorities and the financial statement impact of such matters; as well as other risks and uncertainties set forth in Tommy Hilfiger Corporation's publicly-filed documents, including this press release and Tommy Hilfiger Corporation's Annual Report on Form 10-K for the fiscal year ended March 31, 2005. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Tommy Hilfiger Corporation disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.